Brooke Corporation Announces Management Changes

Friday May 18, 4:01 pm ET

OVERLAND PARK, Kan., May 18 /PRNewswire-FirstCall/ -- Brooke Corporation (Nasdaq: BXXX - News) today announced that Shawn T. Lowry has resigned as director, president and chief executive officer of its wholly owned subsidiary, Brooke Franchise Corporation, effective May 25, 2007, to pursue other investment and professional opportunities. Lowry also resigned as director, vice president and treasurer of Brooke Corporation, effective today. The board of directors of Brooke Corporation elected Kyle L. Garst, senior vice president of Brooke Franchise Corporation, to succeed Shawn Lowry on the board and Anita K. Lowry to succeed Shawn Lowry as vice president and treasurer of Brooke Corporation.

Chad S. Maxwell will succeed Shawn Lowry as a director of Brooke Franchise Corporation. Maxwell joins Dane S. Devlin, Kyle L. Garst, Bryan C. Whipple and Leland G. Orr on Brooke Franchise Corporation's board of directors. Robert D. Orr, chairman of the board and chief executive officer of Brooke Corporation, will serve as interim chief executive officer of Brooke Franchise Corporation until its board of directors elects a new chief executive officer.

Shawn Lowry has also withdrawn from the controlling shareholder group of Brooke Corporation, effective today. Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, Michael S. Lowry, Anita F. Larson and Kyle L. Garst have orally agreed to continue to vote their shares of Brooke Corporation common stock together and, as a group, beneficially owned approximately 51 percent of the outstanding shares of Brooke Corporation common stock as of yesterday's close of the markets.

Kyle Garst, 37, has responsibility for managing Brooke Franchise Corporation's franchise sales activities. Garst joined Brooke as a sales representative in 1994 and was a sales representative and profit center leader for Koch Industries in Phoenix, Arizona, for several years before returning to Brooke in 1999. He served in various management positions, including vice president, regional sales manager for Texas, Oklahoma and Louisiana, investment sales manager, and investor relations manager before becoming senior vice president in September 2004. Anita Lowry, 51, has served as cash management manager for Brooke Corporation since January 2005. She has held cash management positions since joining Brooke in 2001 and, along with her husband, is a shareholder of American Heritage Agency Inc., a Brooke franchisee in Hays, Kan. Chad Maxwell, 32, is national sales manager for Brooke Franchise Corporation, with responsibility for acquisitions and franchising of retail insurance agencies. He joined the Brooke organization in 1995 and served as customer service agent, service center manager, Kansas state manager, and regional sales manager prior to his current position.

About our company ... Brooke Corporation is listed on the Nasdaq Global Market under the symbol "BXXX". Its wholly owned subsidiary, Brooke Franchise Corporation, distributes insurance and banking services through a network of more than 800 franchise locations. Brooke Franchise was named the 22nd largest U.S. insurance agency by Business Insurance magazine (2006) and the country's No. 37 top franchise by Entrepreneur magazine (2007). For more information, visit http://www.brookeagent.com.

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This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company's products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, its ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke's business is provided in Brooke Corporation's most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at http://www.sec.gov.

Source: Brooke Corporation